Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Kenneth Siegel, Chief Executive Officer of SenesTech, Inc., certify that:

1.	To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of SenesTech, Inc.

Dated: August 13, 2021	/s/ Kenneth Siegel
Kenneth Siegel
Chief Executive Officer